UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 9, 2009 PS Business Parks announced its tax treatment of the Company’s 2008 dividends. The full text of the press release issued is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release dated January 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: January 12, 2009

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

_____________________________________________________________________________________________

For Release:	Immediately
Date:	January 9, 2009
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Announces Tax Treatment of 2008 Dividends

GLENDALE, California – PS Business Parks, Inc. (NYSE:PSB) announced today the tax treatment of the Company’s 2008 dividends. For the tax year ended December 31, 2008, 100% of distributions for the common stock and all the various series of preferred stock for all four quarters were classified as ordinary income. The Company did not declare a capital gain distribution, nor did it have any undistributed long-term capital gains for 2008.

The ordinary income dividends do not constitute “qualified dividend income.”

Alternative Minimum Tax

Alternative minimum tax adjustments are to be apportioned between a real estate investment trust (“REIT”) and its shareholders under Internal Revenue Code Section 59(d). Although regulations have not yet been issued under that provision, based on regulations issued pursuant to a similar provision of prior law and the legislative history of the current provision, it appears that such alternative minimum tax adjustments are to be apportioned to a REIT’s shareholders to the extent that the REIT distributes its regular taxable income. It is the Company’s policy to distribute all of its regular taxable income and accordingly, all of the Company’s alternative minimum tax adjustments are being apportioned to the Company’s shareholders.

The Company has determined that -4.74% of each distribution to its shareholders for the tax year ended December 31, 2008 consists of alternative minimum tax adjustments (i.e., for each $1 of dividend reportable by a shareholder, -4.74¢ represents an alternative minimum tax adjustment). To determine your share of the Company’s alternative minimum tax adjustments, multiply the aggregate dollar amount of your reportable 2008 dividends from the Company (the sum of the amounts shown in Boxes 1a and 2a of the Company’s 2008 Form 1099-DIV) by -4.74%.

If you are an individual, please refer to Internal Revenue Service Form 6251, Alternative Minimum Tax-Individuals. Your share of alternative minimum tax adjustments should be input as a negative amount in Part I, Line 18 (depreciation on assets placed in service after 1986). If you are a corporation, your share of alternative minimum tax adjustments should be input as a negative amount on Internal Revenue Service Form 4626, Alternative Minimum Tax-Corporations.

If you have questions, please consult your tax advisor for further guidance.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2008, PSB wholly owned approximately 19.6 million rentable square feet with approximately 3,850 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company’s website is www.psbusinessparks.com.